UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 16, 2019
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VERA BRADLEY, INC.
(Exact name of registrant as specified in its charter)
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Indiana	001-34918	27-2935063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12420 Stonebridge Road, Roanoke, Indiana	46783
(Address of Principal Executive Offices)	(Zip Code)
(877) 708-8372
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)
___________________________
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange where registered
Common Stock	VRA	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 regarding the Put/Call Agreement (as defined below) is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on June 19, 2019, Vera Bradley, Inc. (the “Company”) and certain of its subsidiaries entered into an Interest Purchase Agreement (the “Interest Purchase Agreement”) with Creative Genius, Inc., a California corporation which was reorganized as a California limited liability company on July 3, 2019 that is engaged in the business of designing, marketing and distributing bracelets, jewelry and other related accessories primarily through its e-commerce site, subscription club and wholesale channels (“Pura Vida”), and certain affiliates of Pura Vida. Pursuant to the Interest Purchase Agreement, on July 16, 2019, the Company indirectly acquired a seventy-five percent (75%) ownership interest in Pura Vida (the “Transaction”) in exchange for cash consideration of approximately $75 million, subject to certain adjustments and escrowed funds, including with respect to working capital and closing indebtedness. In accordance with the Interest Purchase Agreement, the Company also agreed to a contingent payment of up to $22.5 million payable during the first quarter of calendar year 2020 based on 2019 adjusted EBITDA of Pura Vida, as defined in the Interest Purchase Agreement. The Company’s existing available cash, cash equivalents, and investments funded the purchase price due at the closing of the Transaction.

On July 16, 2019, as contemplated by the Interest Purchase Agreement, the Company and certain of its subsidiaries and the owners of the remaining twenty-five percent (25%) ownership interest in Pura Vida (the “Sellers”) which was not indirectly acquired by the Company (the “Remaining Pura Vida Interest”) entered into a Put/Call Agreement (the “Put/Call Agreement”). Pursuant to the Put/Call Agreement, and subject to the terms and conditions thereof, the Sellers have the right to sell all of the Remaining Pura Vida Interest to the Company, and the Company has the right to purchase all of the Remaining Pura Vida Interests from Sellers, in each case generally at any time following the fifth anniversary of the closing date of the Transaction until the tenth anniversary thereof. The purchase price for any Remaining Pura Vida Interest put to, or called by, the Company will be determined based on the arithmetic average of a multiple of adjusted EBITDA of Pura Vida and a multiple of adjusted EBITDA of the Company, as defined in the Put/Call Agreement, over the twelve-month period ending on the last day of the month immediately preceding the month in which an exercise notice is delivered by a relevant party. The parties may exercise their put and call rights prior to the fifth anniversary of the closing date in the event of a change in control of the Company (as defined in the Put/Call Agreement) with respect to 25% or 50% of the Remaining Pura Vida Interest depending upon the timing of the change in control.

The foregoing descriptions of the Interest Purchase Agreement and the Put/Call Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of those agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending August 3, 2019.

Item 7.01 Regulation FD Disclosure.

On July 16, 2019, the Company issued a press release announcing the completion of the Transaction, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
The Company intends to file the financial statements of Pura Vida required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

99.1	Press Release dated July 16, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vera Bradley, Inc.
(Registrant)

July 16, 2019	/s/ Mark C. Dely
Mark C. Dely Chief Administrative Officer